Exhibit 99.1

For Immediate Release

China Sun Group High-Tech Co. Completes Share Exchange to Create 100% Ownership in DLX Subsidiary

LIAONING PROVINCE, CHINA: June 5, 2008 -- China Sun Group High-Tech Co. (“China Sun Group”) (OTCBB:CSGH) announced today that the minority (30%) shareholders of its 70% owned subsidiary, Da Lian Xin Yang High-Tech Development Co., Ltd. (DLX), have exercised their options to purchase an additional 10,000,000 newly-issued shares of common stock of the China Sun Group, in exchange for their 30% equity interest in DLX. On May 30, 2008, the   Company and DLX's minority shareholders completed the transaction. As a result, DLX is now a wholly-owned subsidiary of the China Sun Group. According to the China Battery Association, DLX is the second largest cobalt series production capacity in the People's Republic of China.

Bin Wang, Chief Executive Officer of the China Sun Group, said, “We are delighted that DLX is now a wholly-owned subsidiary of the China Sun Group.  With projected revenue growth, a scalable production capacity and research and development expertise, we believe that DLX will continue to carve a leadership position in the global power supply components market.  Based on our current and projected customer base and product lines, we anticipate that DLX will double its revenue in 2008 compared to 2007. We firmly believe that we now have a stronger platform to sustain our growth and expansion plans.  Going forward, we are now able to add an additional 30% of DLX’s net income to our financial statements, which is an increase of 43% from our previous reports.”

About China Sun Group

China Sun Group High-Tech Co., ("China Sun Group") produces anode materials used in lithium ion batteries. Through its wholly-owned operating subsidiary, Da Lian Xin Yang High-Tech Development Co. Ltd ("DLX"), the Company primarily produces cobaltosic oxide and lithium cobalt oxide. According to the China Battery Industry Association, DLX has the second largest cobalt series production capacity in the People's Republic of China. Through its research and development division, DLX owns a proprietary series of nanometer technologies that supply state-of-the-art components for advanced lithium ion batteries. Leveraging its state-of-the-art technology, high-quality product line and scalable production capacity, the Company plans to create a fully integrated supply chain from the primary manufacturing of cobalt ore to finished products, including lithium ion batteries. For more information, visit http://www.china-sun.cn/English/Aboutus.asp.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

     CONTACT:

     China Sun Group
     Thomas Yang
     Assistant to the President
     Tel: 917-432-9350 (U.S.) or
     86 411 8289-7752 (China)
     Fax: 86 411 8289-2739
     e-mail: yang_xianfu@yahoo.com.cn

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